Exhibit 99.14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

American Skandia Trust:

We consent to the incorporation by reference, in this registration statement on Form N-14, of our report dated February 9, 2005 on the statements of assets and liabilities of the AST Alger All-Cap Growth Portfolio and the AST Neuberger Berman Mid-Cap Growth Portfolio (series of American Skandia Trust, hereafter referred to as the “Portfolios”), including the schedules of investments, as of December 31, 2004, and the related statements of operations, the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Portfolios as filed on Form N-CSR.

We also consent to the reference to our firm under the heading “Representations and Warranties by the Fund on behalf of the Acquired Portfolio” in this registration statement on Form N-14.

New York, New York

July 8, 2005